Exhibit 99.1

Orthofix Medical Inc. Announces Preliminary 2023 Fourth Quarter and Full-Year Net Sales Results

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Net sales of $200.3 million, an increase of 64% on a reported basis and an increase of 8% on a pro forma basis
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Bone Growth Therapies growth of 15%, marking four consecutive quarters with double-digit net sales increases, and representing the strongest quarter of Bone Growth Therapies sales in the history of Orthofix
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U.S. Spinal Implants, Biologics, and Enabling Technologies growth of 4% on a pro forma basis over Q4 2022
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Global Orthopedics net sales increase of 7% on a reported basis over Q4 2022

LEWISVILLE, Texas — January 9, 2024 — Orthofix Medical Inc. (NASDAQ:OFIX), a leading global spine and orthopedics company, today announced preliminary unaudited fourth quarter 2023 net sales of approximately $200.3 million, an increase of 63.8% on a reported basis and 62.8% on a constant currency basis versus fourth quarter 2022. For the full year 2023, preliminary unaudited net sales were approximately $746.5 million, an increase of 62.0% on a reported basis and 61.5% on a constant currency basis.

"We are very pleased with our results for the fourth quarter of 2023 and believe the strength and stability Orthofix exhibited through the end of the year will continue into 2024," said Catherine Burzik, Chair of the Board of Directors and former Interim CEO of Orthofix. "Our preliminary revenue numbers reflect heightened performance and increased momentum across all business segments; BGT reported another sequential quarter of double-digit growth, and the Orthopedics segment finished 2023 having grown revenue by 7% over the prior year. Enabling Technologies set a revenue record in the fourth quarter, and within U.S. Spine, our commercial teams were able to leverage unique opportunities in the market to sign agreements with multiple high-value distributors. I remain proud of the unwavering commitment of the Orthofix team to continuously realize merger synergies and drive value creation for the Company and its shareholders."

Financial Results Overview

The following provides net sales by major product category by reporting segment on a reporting basis:

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022	Change	Constant Currency Change
Bone Growth Therapies	$58.8	$51.0	15.3%	15.3%
Spinal Implants, Biologics and Enabling Technologies	110.8	42.5	160.5%	160.3%
Global Spine	169.6	93.6	81.3%	81.2%
Global Orthopedics	30.6	28.7	6.8%	2.7%
Net sales	$200.3	$122.2	63.8%	62.8%

Further, the following tables provides net sales by major product category by reporting segment on a pro forma basis:

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022 Pro Forma	Change	Constant Currency Change
Bone Growth Therapies	$58.8	$51.0	15.3%	15.3%
U.S. Spinal Implants, Biologics and Enabling Technologies	100.6	96.4	4.4%	4.4%
International Spinal Implants, Biologics and Enabling Technologies	10.2	10.3	(0.8%)	(15.4%)
Total Spinal Implants, Biologics and Enabling Technologies	110.8	106.7	3.9%	2.5%
Global Spine	169.6	157.7	7.6%	6.6%
Global Orthopedics	30.6	28.7	6.8%	2.7%
Net sales	$200.3	$186.4	7.5%	6.0%

Full Year Net Sales Results

The following provides net sales by major product category by reporting segment on a reporting basis:

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022	Change	Constant Currency Change
Bone Growth Therapies	$212.5	$187.2	13.5%	13.5%
Spinal Implants, Biologics and Enabling Technologies	418.6	165.9	152.3%	152.3%
Global Spine	631.2	353.2	78.7%	78.7%
Global Orthopedics	115.3	107.5	7.2%	5.2%
Net sales	$746.5	$460.7	62.0%	61.5%

Further, the following tables provides net sales by major product category by reporting segment on a pro forma basis:

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2023	2022 Pro Forma	Change	Constant Currency Change
Bone Growth Therapies	$212.5	$187.2	13.5%	13.5%
U.S. Spinal Implants, Biologics and Enabling Technologies	379.4	352.5	7.6%	7.7%
International Spinal Implants, Biologics and Enabling Technologies	39.2	53.6	(26.8%)	(29.6%)
Total Spinal Implants, Biologics and Enabling Technologies**	418.6	406.0	3.1%	2.7%
Global Spine	631.2	593.3	6.4%	6.1%
Global Orthopedics	115.3	107.5	7.2%	5.2%
Net sales ***	$746.5	$700.8	6.5%	6.0%

** Pro forma net sales for 2022 for Spinal Implants, Biologics, and Enabling Technologies include the impact of final Spinal Implant stocking orders to European distributors prior to SeaSpine's exit from that market. Excluding the impact of these transactions, net sales growth for this product category was 6.2% on a pro forma reported basis and 5.8% on a pro forma constant currency basis.

*** Pro forma net sales for 2022 include the impact of final Spinal Implant stocking orders to European distributors prior to SeaSpine's exit from that market. Excluding the impact of these transactions, net sales growth was 8.4% on a pro forma reported basis and 7.8% on a pro forma constant currency basis.

Inducement Grants to Massimo Calafiore under Nasdaq Listing Rule 5635(c)(4)

On January 8, 2024, Massimo Calafiore began service as the Company’s President and Chief Executive Officer. Mr. Calafiore joins the Company after previously having served as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedics company. As an inducement to entering into employment with the Company, Mr. Calafiore was granted (i) performance-based vesting restricted stock units that settle 282,167 shares of common stock at target achievement, (ii) time-based vesting restricted stock units that settle into 141,084 shares of common stock, and (iii) stock options to purchase 329,005 shares of common stock. The performance-based vesting restricted stock units vest at the end of a 3-year performance period based on the Company’s total stockholder return relative to an industry peer group index during such period, while the time-based vesting restricted stock units vest in equal tranches over three years. The stock options vest upon achievement of both service- and performance-based criteria, whichever is the later of (a) the date certain service-based conditions are met (which will be met over three years) and (b) the date that the average closing price of the Company’s common stock over a one-month calendar period has been equal to or great than 150% of the closing price of the Company’s common stock on the grant date. The grants, which were approved by the Compensation & Talent Development Committee of the Company’s Board of Directors, were made effective as of January 8, 2024 under a standalone inducement plan approved pursuant to Nasdaq Marketplace Rule 5635(c)(4), but on terms substantially the same as grants made in the ordinary course under the Company’s 2012 Long Term Incentive Plan, as amended.

About Orthofix

Orthofix and SeaSpine merged in January 2023 to form a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in approximately 68 countries worldwide.

The Company is headquartered in Lewisville, Texas, where it conducts general business, product development, medical education and manufacturing, and has primary offices in Carlsbad, CA, with a focus on spine and biologics product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for orthopedics. The combined company’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead, UK, Munich, Germany, Paris, France, and São Paulo, Brazil. To learn more, visit Orthofix.com.

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this news release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance.

Usefulness of Non-GAAP Financial Measures to Investors

Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to our historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's expectations regarding net sales and adjusted EBITDA for the year ended December 31, 2023. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), and in Part

II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (ii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iii) development and acceptance of new products or product enhancements, (iv) clinical and statistical verification of the benefits achieved via the use of our products, (v) our ability to adequately manage inventory, (vi) our ability to recruit and retain management and key personnel, (vii) global economic instability and potential supply chain disruption caused by Russia’s invasion of Ukraine and resulting sanctions, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise, except as required by law.

Company Contact
Louisa Smith, Gilmartin Group
ir@orthofix.com

Source

Orthofix Medical Inc.